UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2026

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Office)			(Zip Code)
Registrant’s Telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2026, each of Rose Marie Glazer and Adam Burk resigned as members of the Board of Directors (the Board) of Corebridge Financial, Inc. (the Company) effective as of the close of business on March 23, 2026. Their resignations were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Glazer’s and Mr. Burk’s resignations follow: (a) the repurchase by the Company of its common stock from American International Group, Inc. (AIG), a Delaware corporation, on February 17, 2026, at a price of $30.42 per share for an aggregate purchase price of approximately $750 million (the Share Repurchase), which Share Repurchase decreased AIG’s ownership interest to approximately 5%, and the resulting decrease to one (1) from two (2) of the number of Board members that AIG has the right to designate (such reduction in the number of Board member designees, and the related resignation of an AIG designee from the Board, being subject to the approval of certain insurance regulators, which has been obtained) pursuant to the Separation Agreement, dated as of September 14, 2022, between the Company and AIG (the Separation Agreement), as amended by that certain Amendment, dated as of May 16, 2024, by and between the Company and AIG (the Amendment); and (b) the waiver by AIG on March 23, 2026 of its right under the Separation Agreement and the Amendment to designate any members of the Board, and the resulting decrease to zero (0) from one (1) of the number of Board members designated by AIG.

The foregoing description of the Separation Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement and the Amendment, copies of which are filed as Exhibits 10.4 and 10.58, respectively, to the Company’s Annual Report on Form 10-K filed on February 11, 2026 and incorporated by reference herein.

Following Ms. Glazer’s and Mr. Burk’s resignations, the Board intends to decrease the authorized number of Board members to eleven (11) from thirteen (13).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	March 24, 2026	By:	/s/Jeannette N. Pina
			Name:	Jeannette N. Pina
			Title:	Deputy General Counsel and Secretary